August 2, 2006

CAGLE’S RECEIVES NOTICE FROM THE AMERICAN STOCK EXCHANGE

On July 27, 2006, Cagle’s, Inc. received notice from the American Stock Exchange that it does not satisfy rules for continued listing on the exchange.  In particular, the Company has not satisfied Sections 134 and 1101 of the Amex Company Guide, which require complete and accurate filing of required reports with the SEC, in that it did not include audited financials of Cagle’s Keystone LLC with its most recent filing on Form 10-K.  Cagle’s, Inc. owns thirty percent of Cagle’s Keystone LLC.  While Cagle’s, Inc. was in possession of the audited financial statements of Cagle’s Keystone LLC, and those statements were used to prepare the financial statements of Cagle’s, Inc., the majority owner of Cagle’s Keystone LLC refused to consent to the filing of the financial statements of Cagle’s Keystone, LLC.  Cagle’s, Inc. must submit a plan to the Stock Exchange by August 24, 2006, advising the Exchange of what action it will take to bring it into compliance with the Exchange rules by no later than October 31, 2006, in order to maintain its listing.  On August 2, 2006, Cagle’s, Inc. obtained the consent of the majority owner of Cagle’s Keystone LLC to file the financial statements, and the company intends to amend its 10-K report to include the required financial statements.

Cagle's Inc.

Mark M. Ham IV

Executive Vice President, CFO